Exhibit 10.z

THIS CHANGE IN CONTROL AGREEMENT is made and entered into by and between MTS Systems Corporation, a Minnesota corporation with its principal offices at 14000 Technology Drive, Eden Prairie, MN 55344 (the “Company”) and Steven G. Mahon (the “Executive”), residing at 14000 Technology Drive, Eden Prairie, MN, and shall be effective as of this October 6, 2011.

WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

WHEREAS, the Executive is expected to make, due to the Executive's future intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and problems, a significant contribution to the profitability, growth, and financial strength of the Company; and

WHEREAS, the Company, as a publicly held corporation, recognizes that the possibility of a Change in Control may exist, and that such possibility and the uncertainty and questions which it may raise among management may result in the departure or distraction of the Executive in the performance of the Executive's duties, to the detriment of the Company and its shareholders; and

WHEREAS, it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of management personnel, including the Executive, to their assigned duties without distraction and to ensure the continued availability to the Company of the Executive in the event of a Change in Control; and

WHEREAS, the Company intends that the Agreement be exempt from the requirements applicable to nonqualified deferred compensation plans pursuant to Section 409A of the Code and regulations promulgated thereunder, and this Agreement shall be construed and administered in a manner that is consistent with and gives effect to such intention.

THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

Change in Control Agreement

1.            Term of Agreement.  This Agreement shall be effective from and after the date hereof and shall continue in effect through December 31, 2009, and shall automatically be extended for successive one-year periods thereafter unless the Board of Directors of the Company (the “Board”) shall have approved, and the Executive is notified in writing, prior to January 1, 2010 and each January 1 thereafter, that the term of this Agreement shall not be extended or further extended; provided, however, that if a Change in Control shall have occurred during the original or any extended term of this Agreement, this Agreement shall continue in effect for a period of 24 months from the date of the occurrence of a Change in Control or, if  an event triggering the Company’s severance payment obligations to the Executive under Section 4(d) has occurred during such 24-month period, this Agreement shall continue in effect until the benefits payable to the Executive hereunder have been paid in full. In the event that more than one Change in Control shall occur during the original or any extended term of this Agreement, the 24-month period shall follow the last Change in Control.  This Agreement shall neither impose nor confer any further rights or obligations on the Company or the Executive on the day after the end of the term of this Agreement.  Expiration of the term of this Agreement of itself and without subsequent action by the Company or the Executive shall not end the employment relationship between the Company and the Executive.

2.            Change in Control.  No benefits shall be payable hereunder unless there shall have been a Change in Control. For purposes of this Agreement, a “Change in Control” of the Company shall mean a change in control which would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(a)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(b)           During any period of two consecutive years (not including any period ending prior to the effective date of this Agreement), the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors.  The term “Incumbent Directors” shall mean those individuals who are members of the Board of Directors on the effective date of this Agreement and any individual who subsequently becomes a member of the Board of Directors (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 2(c)) whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

Change in Control Agreement

(c)           (i) The Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity’s outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction; (ii) the shareholders of the Company approve an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company, or (iii) the Company adopts a plan of complete liquidation or winding-up of the Company.  “Total Market Value” shall mean the aggregate market value of the Company’s or the resulting entity’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s or the resulting entity’s other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Board determines where there is not a readily ascertainable exchange rate.

3.            Termination Following Change in Control.  If a Change in Control shall have occurred during the term of this Agreement, the Executive shall be entitled to the benefits provided in subsection 4(d) unless such termination is (A) because of the Executive's death or Retirement, (B) by the Company for Cause or Disability, or (C) by the Executive other than for Good Reason. The Company and the Executive shall take all steps necessary (including with regard to any post-termination services by the Executive) to ensure that any termination described in this Section 3 constitutes a Separation from Service as defined in subsection 3(h).

(a)            Disability.  Termination by the Company or the Executive of the Executive’s employment based on “Disability” may occur in the event the Executive has incurred or is afflicted with any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and as a result, has become eligible for and begun receiving income replacement benefits under the terms of the Company’s long-term disability plan or policy as may be in effect from time to time.

Change in Control Agreement

(b)            Retirement. Termination by the Company or the Executive of the Executive's employment based on “Retirement” shall mean termination on or after attaining age sixty-five (65).

(c)            Cause. For purposes of this Agreement,  “Cause” shall mean:

(i)          the willful and continued failure by the Executive (other than any such failure resulting from (1) the Executive’s incapacity due to physical or mental illness, (2) any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason or (3) the Company’s active or passive obstruction of the performance of the Executive’s duties and responsibilities) to perform substantially the duties and responsibilities of the Executive’s position with the Company after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the duties or responsibilities;

(ii)         the conviction of the Executive by a court of competent jurisdiction for felony criminal conduct which, in the good faith opinion of the Company, would impair the Executive’s ability to perform his or her duties or impair the business reputation of the Company; or

(iii)        the willful engaging by the Executive in fraud or dishonesty that is demonstrably and materially injurious to the Company, monetarily or otherwise.

No act, or failure to act, on the Executive’s part shall be deemed “willful” unless committed, or omitted by the Executive in bad faith and without reasonable belief that the Executive’s act or failure to act was in the best interest of the Company and the Executive shall have either failed to correct, or failed to take all reasonable steps to correct, such act or failure to act within sixty (60) days from the Executive’s receipt of written notice from the Company demanding that the Executive take such action.  The Executive shall not be terminated for Cause unless and until the Company shall have delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive’s conduct was Cause and specifying the particulars thereof in detail.

Change in Control Agreement

(d)           Good Reason.  The Executive shall be entitled to terminate his or her employment for Good Reason; provided, however, that no such termination under this Section  3(d) shall be effective unless: (A) the Executive provides written notice to the Chair of the Board of Directors of the Company of the existence of a condition specified in paragraphs (i) through (v) below within 90 days of the initial existence of the condition; (B) the Company does not remedy such condition within 30 days of the date of such notice; and (C) the Executive terminates employment within 90 days following the last day of the remedial period described above.  For purposes of this Agreement, “Good Reason” shall mean, without the Executive's express written consent, any of the following:

(i)          the assignment to the Executive of any duties inconsistent in any respect with the Executive’s authority, duties or responsibilities with respect to the Executive’s position immediately prior to the Change in Control, or any action by the Company that results in a diminution in such authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity);

(ii)         a material reduction in the Executive’s base compensation in effect immediately prior to the Change in Control;

(iii)        a material reduction in the budget over which the Executive retains authority;

(iv)        a material change in the geographic location at which the Executive must perform services for the Company; and

iv)         Any material violation of this Agreement by the Company, including but not limited to any purported termination of the Executive’s employment that is not made pursuant to a Notice of Termination satisfying the requirements of this Agreement.

For purposes of this Section 3(d), any good faith determination of Good Reason made by the Executive shall be conclusive.  The Executive’s mental or physical incapacity following the occurrence of an event described above in paragraphs (i) through (v) shall not affect the Executive’s ability to terminate employment for Good Reason and the Executive’s death following delivery of a Notice of Termination for Good Reason shall not affect the Executive’s estate’s entitlement to the payments and benefits provided hereunder upon a termination of employment for Good Reason.

Change in Control Agreement

(e)            Notice of Termination.  Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

(f)             Date of Termination.  For purposes of this Agreement, “Date of Termination” shall mean:

(i)          If the Executive's employment is terminated for Disability, 30 days after Notice of Termination is given (provided that the Executive shall have been absent from full-time performance of duties for at least three (3) months and shall not have returned to the full-time performance of the Executive's duties during such 30 day period, in accordance with Section 3(a) hereof);

(ii)         If the Executive's employment is terminated pursuant to subsections (b) or (c) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to subsection (b) above shall not be less than 10 days, and in the case of a termination pursuant to subsection (c) above shall not be less than 10 nor more than 30 days, respectively, from the date such Notice of Termination is given); and

(iii)        Notwithstanding anything contained herein to the contrary, the date on which a Separation from Service takes place.

(g)           Dispute of Termination.  If, within 10 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.  Notwithstanding the pendency of any such dispute, the Company shall continue to pay the Executive full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection.  Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts under this Agreement.

Change in Control Agreement

(h)           Separation from Service.  Separation from Service means the Executive’s termination of employment (as defined in this subsection 3(h)) from the Company and its Affiliates. A Executive incurs a termination of employment that constitutes a Separation from Service if the Executive and the Compensation Committee of the Board of Directors of the Company reasonably anticipate either than the Executive will not perform any additional services after a certain date for the Company and any Affiliate (the “Company Group”), or that the Executive’s level of bona fide services for the Company Group will permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period. The Executive does not incur a Separation from Service if on military leave, sick leave, or other bona fide leave of absence if such leave does not exceed a period of 6 months, or if longer, the period for which a statute or contract provides the Executive with the right to reemployment with the Company Group, provided that there is a reasonable expectation that the Executive will return to perform further services. If an Executive’s leave exceeds 6 months but the Executive is not entitled to reemployment under a statute or contract, the Executive incurs a Separation from Service on the next day following the expiration of 6 months. Where a leave of absence is due to a Disability, the 6 month leave period described above shall be 12 months unless the leave is earlier terminated. The service of the Executive as a director of the board of any entity in the Company Group will not be considered in determining whether the Executive has incurred a Separation from Service as an employee of the Company Group. The Compensation Committee will determine whether a Executive has incurred a Separation from Service based on the facts and circumstances and in accordance with Treas. Reg. §1.409A-1(h)(1)(ii). For purposes of this subsection 3(h), “Affiliate” means an entity that would be considered with the Company a single employer under Sections 414(b) and (c) and 1563(a) of the Code, except that 50% shall be substituted for the 80% each place it appears in  Sections 414(b) and (c) and 1563(a) of the Code.

Change in Control Agreement

4.             Compensation Upon Termination or During Disability.  Following a Change in Control of the Company, as defined in subsection 2(a), upon termination of the Executive's employment or during a period of Disability, the Executive shall be entitled to the following benefits:

(a)           During any period that the Executive fails to perform full-time duties with the Company as a result of a Disability, the Company shall pay the Executive, the Executive's base salary as in effect at the commencement of any such period and the amount of any other form or type of compensation otherwise payable for such period if the Executive were not so disabled, until such time as the Executive is determined to be eligible for long term disability benefits in accordance with the Company's insurance programs then in effect or the Executive is terminated for Disability.”

(b)           If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason or Disability, the Company shall pay to the Executive his or her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligation to the Executive under this Agreement, except with respect to any benefits to which the Executive is entitled under any Company pension or welfare benefit plan, insurance program or as otherwise required by law.

(c)           If the Executive's employment shall be terminated by the Company or by the Executive for Disability or Retirement, or by reason of death, the Company shall immediately commence payment to the Executive (or the Executive's designated beneficiaries or estate, if no beneficiary is designated) of any and all benefits to which the Executive is entitled under the Company's retirement and insurance programs then in effect.

(d)           If the Executive's employment shall be terminated (A) by the Company other than for Cause, Retirement, Disability or the Executive’s death or (B) by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:

Change in Control Agreement

(i)          The Company shall pay the Executive, through the Date of Termination, the Executive's base salary as in effect at the time the Notice of Termination is given and any other form or type of compensation otherwise payable for such period;

(ii)         In lieu of any further salary payments for periods subsequent to the Date of Termination, the Company shall pay a severance payment (the “Severance Payment”) equal to two times the Executive's Annual Compensation as defined below. For purposes of this Section 4, “Annual Compensation” shall mean the Executive’s annual salary (regardless of whether all or any portion of such salary has been contributed to a deferred compensation plan), the average annual Management Variable Compensation (“MVC”) earned by the Executive during the three (3) fiscal years immediately preceding the Date of Termination or, if less, the actual number of fiscal years the Executive has participated in the MVC plan, and any other type or form of compensation paid to the Executive by the Company (or any corporation (an “Affiliate”) affiliated with the Company within the meaning of Section 1504 of the Internal Revenue Code of 1986 as it may be amended from time to time (the “Code”)) and included in the Executive’s gross income for federal tax purposes during the 12-month period ending immediately prior to the Date of Termination, but excluding: a) any amount actually paid to the Executive as a cash payment of the target bonus (regardless of whether all or any portion of such Company bonus was contributed to a deferred compensation plan); b) compensation income recognized as a result of the exercise of stock options or sale of the stock so acquired; and c) any payments actually or constructively received from a plan or arrangement of deferred compensation between Company and the Executive.  All of the items included in Annual Compensation shall be those in effect on the Date of Termination and shall be calculated without giving effect to any reduction in such compensation that would constitute a breach of this Agreement. The Severance Payment shall be made in a single lump sum within 30 days after the Date of Termination;

(iii)        For the 18-month period after the Date of Termination (the “Benefit Continuation Period”), the Company shall arrange to provide, at its sole expense, the Executive with life, disability, accident and health insurance benefits substantially similar to those that the Executive is receiving or entitled to receive immediately prior to the Notice of Termination.  The Executive shall be responsible for the payment of his or her portion of the premiums for such benefits at the same relative percentage of total premiums as the Executive paid prior to the Date of Termination . Following the end of the Benefit Continuation Period, the Executive shall be eligible for continued health coverage as required by Code Section 4980B or other applicable law (“COBRA Coverage”), as if the Executive’s employment with the Company had terminated as of the end of the Benefit Continuation Period, and the Company shall take such actions as are necessary to cause such COBRA Coverage not to be offset by the provision of benefits under this paragraph (iii) and to cause the period of COBRA Coverage to commence at the end of the Benefit Continuation Period.    The cost of providing such benefits shall be in addition to (and shall not reduce) the Severance Payment.  Benefits otherwise receivable by the Executive pursuant to this paragraph (iii) shall be reduced to the extent comparable benefits are actually received by the Executive during the Benefit Continuation Period, and any such benefits actually received by Executive shall be reported to the Company; and

Change in Control Agreement

(iv)        The Company shall also pay to the Executive all legal fees and expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement); provided that such payment for legal fees and expenses shall be made not later than the last day of the calendar year following the year in which the Executive incurred the fees and expenses and the Executive’s right to such payment may not be liquidated or exchanged for any other benefit.

(e)            The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 (except as expressly provided in Section 4(d)(iii)) be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

(f)            The Executive shall be entitled to receive all benefits payable to the Executive under the Company pension and welfare benefit plans or any successor of such plan and any other plan or agreement relating to retirement benefits which shall be in addition to, and not reduced by, any other amounts payable to the Executive under this Section 4.

Change in Control Agreement

(g)           The Executive shall be entitled to exercise all rights and to receive all benefits accruing to the Executive under any and all Company stock purchase and stock option plans or programs, or any successor to any such plans or programs, which shall be in addition to, and not reduced by, any other amounts payable to the Executive under this Section 4.

(h)           The Company will indemnify the Executive (and the Executive’s legal representative or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of the proceeding) by the laws of the State of Minnesota, as in effect at the time of the subject act or omission, or the Articles of Incorporation and By-Laws of the Company as in effect at such time or on the date of this Agreement, whichever affords or afforded greater protection to the Executive; and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by the Executive or the Executive’s legal representatives in connection with any action, suit or proceeding to which the Executive (or the Executive’s legal representative or other successors) may be made a party by reason of the Executive’s being or having been a director, officer or employee of the Company or any of its subsidiaries or his or her serving or having served any other enterprise as a director, officer or employee at the request of the Company, provided that the Company shall cause to be maintained in effect for not less than six years from the date of a Change in Control (to the extent available) policies of directors’ and officers’ liability insurance of at least the same coverage as those maintained by the Company on the date of this Agreement and containing terms and conditions which are no less advantageous than such policies.

Notwithstanding anything herein to the contrary, if the Executive’s employment is governed by a separate written employment agreement that provides benefits upon a termination of employment, the aggregate of any payments or benefits payable under such employment agreement shall offset and reduce the aggregate of payments and benefits under this Agreement.

5.              Non-Compete and Confidentiality.

(a)            Noncompetition.  Except as provided in subsection (c) below, the Executive agrees that, as a condition of receiving benefits under this Agreement, the Executive will not render services directly or indirectly to any competing organization, wherever located, for a period of one year following the Date of Termination, in connection with the design, implementation, development, manufacture, marketing, sale, merchandising, leasing, servicing or promotion of any “Conflicting Product” which as used herein means any product, process, system or service of any person, firm, corporation, organization other than the Company, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, a product, process, system, or service produced, developed, or used by the Company.  The Executive agrees that violation of this covenant not to compete with the Company shall result in immediate cessation of all benefits hereunder, other than insurance benefits, which the Executive may continue where permitted under federal and state law at his or her own expense.

Change in Control Agreement

 (b)           Confidentiality.  The Executive further agrees and acknowledges the Executive’s existing obligation that at all times during and subsequent to his or her employment with MTS, the Executive will not divulge or appropriate to the Executive’s own use or the uses of others any secret or confidential information or knowledge pertaining to the business of MTS, or any of its subsidiaries, obtained during his or her employment by MTS or any of its subsidiaries.

(c)           Waiver - Unfriendly Change in Control.  Notwithstanding anything herein to the contrary: the restriction on competition under subsection (a) shall not apply if the Executive’s employment terminates following a Change in Control which has not been approved by a majority of the Incumbent Directors in office immediately prior to the Change in Control (an “Unfriendly Change in Control”).  Furthermore, in such event, the Company waives any other restriction on the Executive’s employment and consents unconditionally to any employment the Executive may subsequently obtain.

6.             Limits on Payments and Benefits.  In the event that the vesting, acceleration and payment of any equity awards or other compensation or benefits, together with all other payments and the value of any benefit received or to be received by the Executive would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code, then the amounts due under Section 4 that the Company shall pay to the Executive shall be either (A) the full payment or (B) such lesser amount determined by the Company in accordance with this Section 6 that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code.  In the event the amounts due under Section 4 are reduced, the amounts shall be reduced in the following order of priority: first, with respect to any amount that does not constitute the “deferral of compensation” under Section 409A of the Code and regulations promulgated thereunder,  disregard the acceleration in the time of payment and then disregard the acceleration of vesting as a result of a Change in Control and second, with respect to any amount that constitutes the “deferral of compensation” under Section 409A of the Code and regulations promulgated thereunder, disregard the acceleration in the time of payment and then disregard the acceleration of vesting as a result of a Change in Control first with respect to Company funded amounts and then the Executive’s deferrals, in each case only to the extent necessary to satisfy (B) above. All determinations required to be made under this Section 14 shall be made by a nationally recognized accounting firm that is the Company’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the “Accounting Firm”).  The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and Executive.  Notice must be given to the Accounting Firm within fifteen (15) business days after an event entitling Executive to an amount due under this Agreement.  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).  For the purposes of all calculations under Section 280G of the Code and the application of this Section 6, all determination as to present value shall use 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded based on the nature of the payment, as in effect on the date of this Agreement, but if not otherwise specified, the Company and Executive agree to compound such rate on a semiannual basis.  The determination by the Accounting Firm shall be final and binding on the Company and the Executive.

Change in Control Agreement

7.             Funding of Payments. In order to assure the performance of the Company or its successor of its obligations under this Agreement, the Company may deposit in a so-called “rabbi” trust an amount equal to the maximum payment that will be due the Executive under the terms hereof; provided, however, that the Company shall deposit in trust the amount equal to the maximum payment due Executive immediately upon an Unfriendly Change in Control.  Under such written trust instrument, the trustee shall be instructed to pay to the Executive (or the Executive’s legal representative, as the case may be) the amount to which the Executive shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to the Company.  If the Company deposits funds in trust, payment shall be made no later than the occurrence of the Change in Control.  The written instrument governing the trust shall be irrevocable from and after such Change in Control and shall contain such provisions protective of the Executive as are contained in similar trust agreements approved by the Internal Revenue Service in published private letter rulings (provided that the assets of the trust shall be reachable by creditors of the Company as required by such rulings).  The trustee shall be a national bank selected by the Company with the consent of the Executive, with trust powers and whose principal officers are located in the Minneapolis/St. Paul metropolitan area.  The trustee shall invest the assets of the trust in any readily marketable securities of U.S. corporations (other than the Company, its successor, or any affiliate of the Company or its successor). If and to the extent there are not amounts in trust sufficient to pay Executive under this Agreement, the Company shall remain liable for any and all payments due to Executive.

Change in Control Agreement

8.             Successors; Binding Agreement.

(a)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to 51% or more of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the compensation and benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his or her employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

(b)           This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, successors, heirs, and designated beneficiaries.  If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designated beneficiaries, or, if there is no such designated beneficiary, to the Executive's estate.

9.             Notice.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the last known residence address of the Executive or in the case of the Company, to its principal office to the attention of each of the then directors of the Company with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

10.           Non-application of Section 409A of the Code.   It is the intent of the Company and the Executive that this Agreement satisfy those requirements of Section 409A of the Code to constitute first a “short term deferral” and then a “separation pay plan” to exempt the payments hereunder from the definition of a “nonqualified deferred compensation plan” under Section  409A of the Code, and the Agreement shall be so administered and interpreted in manner consistent with, and that gives effect to, such intention. The Company shall have the authority, without the consent of the Executive to amend such provision to maintain to maximum extent practicable the intent that this Agreement remains exempt from the requirements applicable to a “nonqualified deferred compensation plan” under Section 409A of the Code and regulations and other guidance promulgated thereunder.

Change in Control Agreement

11.           Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties.  No waiver by either party hereto at any time of any breach by the other party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other-party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or similar time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.

12.           Validity.  The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned officer, on behalf of MTS Systems Corporation, and the Executive have hereunto set their hands as of the date first above written.

MTS SYSTEMS CORPORATION

By
Its	Chief Executive Officer

EXECUTIVE: